UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2010

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 5, 2010, the Board of Directors of Cascade Microtech, Inc. (the “Company”) approved the Executive Compensation Plan for the six-month period ending June 30, 2009 and the 2010 Long Term Incentive Plan (together, the “Executive Compensation Plans”). The Executive Compensation Plans establish target bonus levels for each participant and will be paid based on the achievement of certain performance goals. Copies of the Executive Compensation Plans are filed as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

Also on February 5, 2010, the Board of Directors of the Company established base salaries for 2010 and granted restricted stock units and stock options to the Company’s executive officers in the amounts set forth in the table below. The stock options have a per share exercise price of $4.24 and vest annually over 4 years. The restricted stock units vest annually over two years.

Name	Title	2010 Base Salary	Stock Options	Restricted Stock Units
Paul O’Mara	VP Sales and Customer Support	$220,000	14,184	12,164
Michael Kondrat	VP Marketing	187,000	12,057	8,384
Anand Nambiar	VP Operations	204,000	14,628	8,988
Steven Sipowicz	Chief Financial Officer	198,000	14,184	11,570
Steven Harris	VP Engineering	264,000	17,021	12,199
Eric Strid	Chief Technical Officer	210,000	—	1,555

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Executive Compensation Plan for the Six-Month Period Ending June 30, 2010.

10.2	2010 Long Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 11, 2010.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Steven Sipowicz
Steven Sipowicz
Vice President and Chief Financial Officer